EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2008 Share Incentive Plan of China Hydroelectric Corporation of our report dated May 24, 2010, with respect to the consolidated financial statements of China Hydroelectric Corporation included in its Annual Report (Form 20-F) for the year ended December 31, 2009 filed with the Securities and Exchange Commission.
/s/ Ernst & Young Hua Ming
Beijing, the People’s Republic of China
Date: May 26, 2010